Exhibit 8.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

July 13, 2015

Tax Opinion Regarding the Spin-Off of Barnes & Noble Education, Inc.

Ladies and Gentlemen:

We have acted as counsel for Barnes & Noble, Inc., a Delaware corporation (“BKS”), in connection with the spin-off (the “Spin-Off”) of Barnes & Noble Education, Inc., a Delaware corporation (“Education”), as described in the registration statement filed by Education with the Securities and Exchange Commission (“SEC”) on Form S-1, as amended through the date hereof (Registration No. 333-202298) under the Securities Act of 1933 (the “Registration Statement”). Capitalized terms not defined herein have the meanings ascribed to them in the Separation and Distribution Agreement (the “Separation Agreement”) to be entered into by and between BKS and Education substantially in the form of Exhibit 2.1 to the Registration Statement. References to any agreement or document include all schedules and exhibits thereto.

In rendering our opinion, we have examined and with your consent are relying upon: (i) the Registration Statement; (ii) the Separation Agreement; (iii) the Tax Matters Agreement to be entered into by and between BKS and Education substantially in the form of Exhibit 10.2 to the Registration Statement; (iv) certificates to be addressed to us and KPMG LLP, containing certain representations and assumptions, in a form that has been previously discussed and substantially agreed to; (v) drafts of the Ancillary Agreements; and (vi) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that any Ancillary Agreements that have not yet been executed will be executed substantially in the form of the relevant drafts as in existence as of the date hereof.

In addition, we have assumed, with your consent, that: (i) all signatures are genuine, all natural persons are of legal capacity, all documents submitted to us are authentic originals or, if submitted as duplicates or certified or conformed copies, that they faithfully reproduce the originals thereof; (ii) all such documents have been or will be duly executed to the extent required in the form presented to us; (iii) all representations and statements set forth in such documents are true, correct and complete; (iv) all assumptions set forth in such documents are true; (v) any representation or statement qualified by belief, knowledge, materiality or any similar qualification is true, correct and complete without such qualification; (vi) all events described in such documents that are expected, planned or intended to occur or not occur will in fact occur or not occur, as applicable, and all obligations imposed by any such document on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (vii) the Spin-Off will be reported by BKS and Education on their respective U.S. Federal income tax returns in a manner consistent with our opinion set below.

Our opinion is based on statutory, regulatory and judicial authority existing as of the date hereof, any of which may be changed at any time with retroactive effect. Accordingly, a change in applicable law may affect our opinion. In addition, our opinion is based solely on the documents that we have examined and the facts and assumptions set forth herein. Any variation or difference in the facts from those set forth, or any inaccuracy in the representations made, in the documents described above may affect our opinion. Our opinion cannot be relied upon if any of our assumptions are inaccurate in any material respect. We assume no responsibility to inform you of any subsequent changes in the matters stated or represented in the documents described above or assumed herein or in statutory, regulatory and judicial authority and interpretations thereof. Further, our opinion is not binding on the IRS or the courts, and there is no assurance that the IRS or a court will not take a contrary position. We express our opinion herein only as to those matters specifically set forth above, and no opinion has been expressed or should be inferred as to the tax consequences of the Spin-Off under any state, local or foreign laws or with respect to other areas of U.S. Federal taxation. We are members of the Bar of the State of New York, and we express no opinion as to any law other than the federal law of the United States of America.

Based upon and subject to the foregoing and to the assumptions and limitations set forth herein and in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations of the Spin-Off”, we hereby state that the material U.S. Federal income tax consequences set forth in the discussion under the caption “Material U.S. Federal Income Tax Considerations of the Spin-Off” are our opinion.

We hereby consent to the filing of this opinion with the SEC as Exhibit 8.1 to the Registration Statement. We also consent to the references to our Firm under the caption “Material U.S. Federal Income Tax Considerations of the Spin-Off” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act of 1933 or the rules and regulations of the SEC.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Barnes & Noble, Inc.

    122 Fifth Avenue.

        New York, NY 10011

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